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                                                                  EXHIBIT 5(a)

                        [GOLD & WACHTEL, LLP LETTERHEAD]




                                         April 30, 1996



U.S. Alcohol Testing of America, Inc.
10410 Trademark Street
Rancho Cucamonga, California  91730


Dear Sirs:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by U.S. Alcohol Testing of America, Inc. ("USAT") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (1) USAT's offer of (1) that number of shares of USAT's Common Stock, $.01 par value (the "USAT Common Stock"), to be determined on the basis set forth in an Agreement and Plan of Merger dated as of April 23, 1996 (the "Merger Agreement") among USAT, U.S. Drug Acquisition Corp. and U.S. Drug Testing, Inc. ("U.S. Drug"), to the stockholders of U.S. Drug other than USAT (the "U.S. Drug Minority Stockholders") in exchange for their 1,721,900 shares of U.S. Drug's Common Stock, $.001 par value (the "U.S. Drug Common Stock"), and (2) that number of shares of the USAT Common Stock issuable upon the exercise of Common Stock purchase warrants expiring October 13, 1998 (the "Merger Warrants") to be issued by USAT on the basis set forth in the Merger Agreement in exchange for Common Stock purchase warrants also expiring October 13, 1998 to purchase 150,000 shares of the U.S. Drug Common Stock.

         As counsel to USAT, we have examined the Certificate of Incorporation of USAT, its By-Laws, its minutes and other corporate proceedings related to the authorization and, where applicable, the issuance of the aforesaid shares of the USAT Common Stock and the Merger Warrants and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.
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U.S. Alcohol Testing of America, Inc.
April 30, 1996
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         Based upon such examination, it is our opinion that:

         1. USAT is duly organized and validly existing under the laws of the State of Delaware; and

         2. The shares of the USAT Common Stock being offered by USAT in exchange for the shares of the U.S. Drug Common Stock owned by the U.S. Drug Minority Stockholders and the shares of the USAT Common Stock of the USAT Common Stock issuable upon the exercise of the Merger Warrants will be, when issued, fully paid and non-assessable.

         In addition, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the captions "Certain Tax Consequences" and "Legal Matters" included in the Consent Solicitation Statement/Prospectus which constitutes Part I of the Registration Statement.

                                            Very truly yours,

                                            Gold & Wachtel, LLP